UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

July 23, 2012
Date of Report (Date of earliest event reported)

TAGLIKEME CORP.
(Exact name of registrant as specified in its charter)

Nevada	0-25455	201777817
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

6060 North Central Expressway Suite 560, Dallas, Texas	75206
(Address of principal executive offices)	(Zip Code)

(214) 800-2851
Registrant’s telephone number, including area code

Morgan Creek Energy Corp.
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

SECTION 7. REGULATION FD

ITEM 7.01  REGULATION FD DISCLOSURE

Stock Split

On July 3, 2012, the Board of Directors of Tag:LikeMe Corp., a Nevada corporation (the “Corporation”) authorized and approved a stock split of five for one (5:1) of our total issued and outstanding shares of common stock (the “Stock Split”). The Stock Split was effectuated as part of the re-organization mandate and that certain share exchange agreement, the Corporation entered into on May 14, 2012, as fully executed on May 21, 2012 with Glob Media Works Inc., a private company organized under the laws of the State of Washington ("Glob Media") and the shareholders of Glob Media. The Board of Directors considered further factors regarding approval of the Stock Split including, but not limited to: (i) further increase the authorized share capital of the Corporation to a sufficient number similar to other industry public offerings, such as direct competitors of the Corporation; (ii) the closing of the Share Exchange Agreement; (iii) current trading price of the Corporation's shares of common stock on the OTC Bulletin Board Market and potential to increase the marketability and liquidity of the Corporation’s common stock; (iv) possible reluctance of brokerage firms and institutional investors to recommend lower-priced stocks to their clients or to hold in their own portfolios; (v) desire to meet future requirements of a larger share cap as required for market demand and interest by larger shareholder networks to decrease share price volatility; and (vi) desire to meet future requirements regarding per-share price and net tangible assets and shareholders’ equity relating to admission for trading on other markets; therefore

The Stock Split was effectuated on July 23, 2012 upon filing the appropriate documentation with FINRA. The Stock Split increased our total issued and outstanding shares of common stock from 61,688,126 to 308,440,630 shares of common stock. The common stock will continue to be $0.001 par value. The shareholder record date is July 23, 2012 and the payment date is July 23, 2012.

Certificate of Change

On July 16, 2012, the Corporation filed with the Nevada Secretary of State a certificate of change to the Articles of Incorporation to increase its authorized capital structure commensurate with the increase of its shares pursuant to the Stock Split. Therefore, as of the date of this Current Report, the Corporation's authorized capital structure has been increased from 66,666,666 shares of common stock to 333,333,330 shares of common stock, par value of $0.001.

SECTION 9 - FINANCIAL STATEMENTS AND EXHIBITS

ITEM 9.01  FINANCIAL STATEMENTS AND EXHIBITS

(a) Financial Statements of Business Acquired.

Not applicable.

(b) Pro forma Financial Information.

Not applicable.

(c) Shell Company Transaction.

Not applicable.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Change of TagLikeMe Corp. filed with the Nevada Secretary of State on July 16, 2012.

99.1	News release of TagLikeMe Corp. dated July 24, 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TAGLIKEME CORP.

DATE: July 24, 2012.	By:	/s/ Richard Elliot-Square
Name: Richard Elliot-Square
Title: President/Chief Executive Officer